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                                                                     Exhibit 2.4

                               FIRST AMENDMENT TO

                             NOTE PURCHASE AGREEMENT

                                   AND CONSENT

         THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT, is made and entered into as of February 23, 2004 (this "First Amendment and Consent"), by and among Danielson Holding Corporation, a Delaware corporation (the "Company"), and each of D. E. Shaw Laminar Portfolios, L.L.C., SZ Investments, L.L.C., and Third Avenue Trust, on behalf of The Third Avenue Value Fund Series (collectively, the "Purchasers"). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in that certain Note Purchase Agreement, dated December 2, 2003 (the "Note Purchase Agreement") entered into by and between the Company and the Purchasers.

         WHEREAS, pursuant to Section 5.3(d) of the Note Purchase Agreement, the Company may not modify that certain Investment and Purchase Agreement, by and between Covanta Energy Corporation and the Company, dated as of December 2, 2003 (the "Covanta Agreement"), without the prior written consent of Purchasers holding at least 66 2/3% of the aggregate outstanding principal amount of the notes issued pursuant to the Note Purchase Agreement (the "Required Majority");

         WHEREAS, pursuant to Section 12.13 of the Note Purchase Agreement, any modification, alteration, waiver or change in any of the terms of the Note Purchase Agreement must be made in writing and duly executed by the Company and the Required Majority;

         WHEREAS, the Company seeks to obtain the consent of the Required Majority to amend the Covanta Agreement to allow for a reduction in the Consideration (as that term is defined in the Covanta Agreement) and the payment of $175,000 from the Deposit Escrow Agreement (as that term is defined in the Covanta Agreement) in order to purchase preferred stock representing 25% of the voting and value of New Covanta Lake, Inc., as set forth in that certain Motion for an Order Pursuant to Sections 105 and 363(B) of the Bankruptcy Code Authorizing Transaction Involving Covanta Lake, Inc. (the "Covanta Lake Transaction");

         WHEREAS, the payment of $175,000 from the Deposit Escrow Agreement (as that term is defined in the Covanta Agreement) pursuant to the Covanta Lake Transaction requires certain conforming amendments to be made to the Note Purchase Agreement; and

         WHEREAS, the Company and at least the Required Majority each desire to consent, as applicable, to the amendment of the Covanta Agreement pursuant to the Covanta Lake Transaction and to amend the Note Purchase Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby consent and agree as follows:

         1. CONSENT. The undersigned Required Majority hereby consent, pursuant to Section 5.3(d) of the Note Purchase Agreement, to the amendment of the Covanta Agreement in connection with the Covanta Lake Transaction to reduce the Purchase Price by $175,000 and to

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permit the release of $175,000 from the Deposit Escrow Agreement in order to provide the Company's consideration for the Covanta Lake Transaction.

     2. FIRST AMENDMENT.

          i. MANDATORY PREPAYMENT UPON THE NON OCCURRENCE OF THE CONTEMPLATED TRANSACTIONS. The undersigned each hereby consent and agree, pursuant to Section 12.13 of the Note Purchase Agreement, that
               Section 7.4(b)(i) shall now read and be replaced in its entirely as follows:

                    "(i) $29,825,000 of the original principal of and accrued interest on the Notes shall automatically be deemed to be cancelled and forgiven by the Purchasers;"

          ii. MANDATORY PREPAYMENT IN CASH. The undersigned each hereby consent and agree, pursuant to Section 12.13 of the Note Purchase Agreement, that Section 7.5(a)(i) shall now read and be replaced in its entirely as follows:

                    "(i) the Company shall repay the aggregate principal amount of $29,825,000 of the Notes in cash on July 15, 2004 or, if earlier, the third Business Day following the return of such Deposit under the Covanta Agreement, the Reserve Amount shall be released from the Escrow Account to the Purchasers in repayment of the Notes in such amount, and the remaining $3,175,000 outstanding principal amount of the Notes, if any, together with any accrued interest, shall remain outstanding subject to the Non-Ownership Change Rollover Terms; PROVIDED, that such outstanding principal amount shall be deemed increased by the amount of Investor Expense Reimbursement then due and payable; or"

     2. GOVERNING LAW. This First Amendment and Consent shall be governed by and construed in accordance with, the laws of the State of New York.

     3. COUNTERPARTS. This First Amendment and Consent may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the undersigned, including at least the Required
Majority, have caused this First Amendment and Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                PURCHASERS:

                                D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

                                By:      /S/ MAX HOLMES
                                         -----------------------------------
                                Name:    MAX HOLMES
                                         -----------------------------------
                                Title:   AUTHORIZED SIGNATORY
                                         -----------------------------------


                                SZ INVESTMENTS, L.L.C.

                                By:      /S/ WILLIAM PATE
                                         -----------------------------------
                                Name:    WILLIAM PATE
                                         -----------------------------------
                                Title:   VICE PRESIDENT
                                         -----------------------------------


                                THIRD AVENUE  TRUST,  ON BEHALF OF THE THIRD
                                AVENUE VALUE FUND SERIES

                                By:      /S/ MICHAEL T. CARNEY
                                         -----------------------------------
                                Name:    MICHAEL T. CARNEY
                                         -----------------------------------
                                Title:   CHIEF FINANCIAL OFFICER
                                         -----------------------------------


                                COMPANY:

                                DANIELSON HOLDING CORPORATION

                                By:      /S/ PHILIP G. TINKLER
                                         -----------------------------------
                                Name:    PHILIP G. TINKLER
                                         -----------------------------------
                                Title:   CHIEF FINANCIAL OFFICER
                                         -----------------------------------